EXHIBIT 3.93

DATE: 08/05/05
Secretary of State	REQUEST NUMBER: 5525-1764
Division of Business Services	TELEPHONE CONTACT: (615) 741-2286
312 Eighth Avenue North	FILE DATE/TIME: 08/04/05 1208
Floor, William R. Snodgrass Tower	EFFECTIVE DATE/TIME: 08/04/05 1208
Nashville, Tennessee 37243	CONTROL NUMBER: 0499577

TO:

CSC

1201 HAYS STREET

TALLAHASSEE, FL 32301

RE:	SOUTHEASTERN PHYSICIAN ASSOCIATES, INC.

CHARTER — FOR PROFIT

CONGRATULATIONS UPON THE INCORPORATION OF THE ABOVE ENTITY IN THE STATE OF TENNESSEE, WHICH IS EFFECTIVE AS INDICATED.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THE SECRETARY OF STATE ON OR BEFORE THE FIRST DAY OF THE FOURTH MONTH FOLLOWING THE CLOSE OF THE CORPORATION’S FISCAL YEAR. ONCE THE FISCAL YEAR HAS BEEN ESTABLISHED, PLEASE PROVIDE THIS OFFICE WITH THE WRITTEN NOTIFICATION. THIS OFFICE WILL MAIL THE REPORT DURING THE LAST MONTH OF SAID FISCAL YEAR TO THE CORPORATION AT THE ADDRESS OF ITS PRINCIPAL OFFICE OR TO A MAILING ADDRESS PROVIDED TO THIS OFFICE IN WRITING. FAILURE TO FILE THIS REPORT OR TO MAINTAIN A REGISTERED AGENT AND OFFICE WILL SUBJECT THE CORPORATION TO ADMINISTRATIVE DISSOLUTION.

WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING, PLEASE REFER TO THE CORPORATION CONTROL NUMBER GIVEN ABOVE. PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A CORPORATION HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.

FOR: CHARTER — FOR PROFIT	ON DATE: 08/05/05
FEES
FROM:	RECEIVED: $100.00 $ 0.00
CSC (1201 HAYS STREET)
1201 HAYS STREET	TOTAL PAYMENT RECEIVED: $100.00
TALLAHASSEE, FL 32301-0000	RECEIPT NUMBER: 00003784161
ACCOUNT NUMBER: 00254020

RILEY C DARNELL
SS-4458	SECRETARY OF STATE

CHARTER

OF

SOUTHEASTERN PHYSICIAN ASSOCIATES, INC.

The undersigned does hereby act as incorporator in adopting the following Charter for the purpose of organizing a corporation for profit, pursuant to the provisions of the Tennessee Business Corporation Act.

FIRST: The corporate name for the corporation (hereinafter called the “corporation”) is Southeastern Physician Associates, Inc.

SECOND: The number of shares which the corporation is authorized to issue is One Thousand (1,000), all of which are without par value and are of the same class and are to be Common shares.

THIRD: The street address and zip code of the initial registered office of the corporation in the State of Tennessee is 2908 Poston Avenue, Nashville, County of Davidson, Tennessee 37203. The name of the initial registered agent of the corporation at the said registered office is Corporation Service Company.

FOURTH: The name and the address and zip code of the incorporator are:

NAME	ADDRESS
John R. Stair, Attorney	1900 Winston Road, Suite 300
Knoxville, TN 37919

FIFTH: The street address and zip code of the initial principal office of the corporation are

1900 Winston Road, Suite 300

Knoxville, Tennessee 37919

SIXTH: Each share of the corporation shall entitle the holder thereof to a preemptive right, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of the same class of the corporation or any equity and/or voting shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of the same class of the corporation or of equity and/or voting shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire unissued shares of the same class of the corporation or equity and/or voting shares of any class of the corporation, whether now or hereafter authorized or created, and whether the proposed issue, reissue, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares, rights, options, bonds, securities, or obligations of the corporation may be issued, reissued, or granted by the Board of Directors, as the case may be, to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine. As used herein, the terms “equity shares” and “voting shares” shall mean, respectively, shares which confer unlimited dividend rights and shares which confer unlimited voting rights in the election of one or more directors.

SEVENTH: The corporation is for profit.

EIGHTH: The purpose for which the corporation is formed is to engage in all lawful business, and to have all of the general powers granted to corporations organized under the Tennessee Business Corporation Act whether granted by specific statutory authority or by construction of law.

NINTH: The corporation shall, to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TENTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented.

ELEVENTH: The duration of the corporation shall be perpetual.

Signed on August 1, 2005

/s/ John R. Stair
John R. Stair, Incorporator

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